Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is made and entered into effective February 10, 2016 by and between AMERICA FIRST MULTIFAMILY INVESTORS, L.P., a Delaware limited partnership (“Borrower”), and BANKERS TRUST COMPANY (“Bank”).

RECITALS

A.Borrower and Bank entered into a Credit Agreement dated May 14, 2015, which was amended by a First Amendment to Credit Agreement dated January 7, 2016 (as amended, the “Agreement”)(all capitalized terms not otherwise defined herein are as defined in the Agreement), pursuant to which Bank agreed to provide certain credit facilities to Borrower on the terms and conditions contained therein.

B.Borrower and Bank desire to confirm an increase in the maximum principal commitment of Bank with respect to the Line of Credit.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Borrower and Bank agree as follows:

I.Effective as of the date of this Amendment, Bank has agreed to increase its maximum principal commitment with respect to the Line of Credit by the amount of Two Million Five Hundred Thousand Dollars ($2,500,000) over the original Initial Limit of Thirty Million Dollars ($30,000,000). Accordingly, effective as of the date of this Amendment, the maximum principal amount of the Line of Credit available for use by Borrower is increased to an Increased Limit of Forty Million Dollars ($40,000,000) (calculated based on the Initial Limit of $30,000,000, plus the increased commitment of Bank as of the date of this Amendment of $2,500,000, plus the commitment received from a participant prior to the date of this Amendment in the amount $7,500,000).

II.This Amendment shall be effective as of the effective date set forth above upon Bank having received an executed original hereof, together with payment to Bank from Borrower of an additional commitment fee in the amount of $7,500, calculated by multiplying 0.30% by the difference between the new Increased Limit ($40,000,00) and the prior Increased Limit ($37,500,000).

III.Except as amended hereby, all terms of the Agreement are hereby ratified and confirmed and remain in full force and effect, the terms of which are incorporated herein by this reference. The parties confirm and ratify the Loan Documents, all certificates executed and delivered to Bank, and all other documents and actions relating to the obligations referred to in the Agreement, except as amended hereby.

IV.Borrower represents that, to its knowledge, no Event of Default has occurred or is occurring under the terms of the Agreement or under any other Loan Documents, and that no circumstances exist such that but for a lapse of time or the giving of notice an Event of Default would exist under any such agreements and that all of the covenants, representations and warranties contained in the Agreement remain true as of the date hereof except with respect to those which are made with respect to specified earlier dates.

V.The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of Bank under the Agreement or other Loan Documents, nor constitute a waiver of any provision of the Loan Documents. This Amendment shall not affect, alter amend, or waive any right, power or remedy of Bank by virtue of any Borrower’s actions or failure to take certain actions which constitute a default or an Event of Default under the Agreement or any of the Loan Documents.

VI.This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which shall be taken together and constitute one and the same agreement. Signatures may be made and delivered by telefax or other similar method which shall be effective as originals.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

By:    AMERICA FIRST CAPITAL ASSOCIATES LIMITED
PARTNERSHIP TWO, a Delaware limited partnership, its general partner

By: THE BURLINGTON CAPITAL GROUP, LLC, a
Delaware limited liability company, its general partner

By:	/s/Craig S. Allen
Craig S. Allen, Chief Financial Officer

BANKERS TRUST COMPANY

By:	/s/Kraig J. Williams
Kraig J. Williams, Vice President